Exhibit 99.1

[EXLSERVICE HOLDINGS, INC. LETTERHEAD]

To our employees:

There have recently been a number of reports in Indian media that some of our stockholders and private equity partners have been preparing to solicit strategic transactions to sell their stakes in EXL or that we are soliciting strategic transactions to sell the company.  Even though our policy is not to comment on rumor or speculation, we felt that these media reports have created sufficient concern that it was important to let you know that that there is absolutely no truth to such reports.

ExlService and its entire management team and board are fully focused on the growth and development of our business, and we urge you not to be distracted from providing our clients with the high quality service they have come to expect from us.  Please feel free to share this information with clients and others as you see fit.

Thank you for all that you do for our company.

Sincerely yours,

/s/ Vikram Talwar
Vikram Talwar
Chairman

/s/ Rohit Kapoor
Rohit Kapoor
President & Chief Executive Officer